Exhibit 99.1

NEWS	FOR IMMEDIATE RELEASE

FIRST AMERICAN FINANCIAL REPORTS Second quarter 2024 results

SANTA ANA, Calif., July 24, 2024 – First American Financial Corporation (NYSE: FAF), a premier provider of title, settlement and risk solutions for real estate transactions and the leader in the digital transformation of its industry, today announced financial results for the second quarter ended June 30, 2024.

Current Quarter Highlights

•
Earnings per diluted share of $1.11, or $1.27 per share on an adjusted basis
•
Total revenue of $1.6 billion, down 2 percent compared with last year

‑ Adjusted total revenue of $1.6 billion, down 1 percent compared with last year

•
Title Insurance and Services segment investment income of $126 million, down 11 percent compared with last year
•
Title Insurance and Services segment pretax margin of 11.7 percent, or 11.9 percent on an adjusted basis
•
Commercial revenues of $177 million, down 1 percent compared with last year
•
Home Warranty segment pretax margin of 15.4 percent, or 15.2 percent on an adjusted basis
•
Debt-to-capital ratio of 29.7 percent, or 22.5 percent excluding secured financings payable of $642 million
•
Repurchased 752,000 shares for a total of $41 million at an average price of $54.14

‑ Through July 23, repurchased an additional 281,000 shares for a total of $15 million at an average price of $54.83

•
Cash flow from operations of $267 million, compared with $269 million last year
•
Successfully launched Sequoia, an ongoing pilot of automated underwriting for purchase transactions

Selected Financial Information

($ in millions, except per share data)

	Three Months Ended
	June 30,
	2024	2023
Total revenue	$1,612.3	$1,646.9
Income before taxes	$151.6	$178.1

Net income	$116.0	$138.5
Net income per diluted share	$1.11	$1.33

Adjusted net income	$132.5	$140.9
Adjusted net income per diluted share	$1.27	$1.35

First American Financial Reports Second Quarter 2024 Results

Total revenue for the second quarter of 2024 was $1.6 billion, down 2 percent compared with the second quarter of 2023. Net income in the current quarter was $116 million, or $1.11 per diluted share, compared with net income of $139 million, or $1.33 per diluted share, in the second quarter of 2023. Net investment losses in the current quarter were $13 million, or 10 cents per diluted share, compared with net investment gains of $6 million, or 5 cents per diluted share, in the second quarter of last year. Adjusted net income in the current quarter was $133 million, or $1.27 per diluted share, compared with $141 million, or $1.35 per diluted share, in the second quarter of last year.

“Market conditions remained challenging in the second quarter, though we benefited from the seasonal pick-up in demand,” said Ken DeGiorgio, chief executive officer at First American Financial Corporation. “Our title segment delivered an adjusted pretax margin of 11.9% this quarter and our home warranty segment again delivered strong results with an adjusted pretax margin of 15.2%.

"In the quarter, we maintained our focus on managing operating expenses while investing in long-term strategic initiatives, including our initiative to automate underwriting for purchase transactions. We successfully launched an ongoing pilot of this initiative, which we call Sequoia, in April. Over the long-term, we expect that Sequoia, together with other strategic initiatives, will enable us to service our customers faster and more efficiently than the competition.

“Last quarter, we indicated that we expect modest revenue growth this year that will enable us to achieve title margins similar to what we posted in 2023. While we maintain our perspective on our full-year performance, our results ultimately depend on the strength of the commercial market in the second half of the year, and, in particular, the fourth quarter.”

Title Insurance and Services

($ in millions, except average revenue per order)

	Three Months Ended
	June 30,
	2024	2023
Total revenues	$1,521.9	$1,530.7

Income before taxes	$177.4	$185.7
Pretax margin	11.7%	12.1%
Adjusted pretax margin	11.9%	12.6%

Title open orders(1)	169,600	174,600
Title closed orders(1)	124,700	128,300

U.S. Commercial
Total revenues	$176.7	$177.9
Open orders	25,300	25,700
Closed orders	15,100	15,300
Average revenue per order	$11,700	$11,600
(1) U.S. direct title insurance orders only.

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First American Financial Reports Second Quarter 2024 Results

Total revenues for the Title Insurance and Services segment during the second quarter were $1.5 billion, down 1 percent compared with the same quarter of 2023. Direct premiums and escrow fees increased by 3 percent compared with the second quarter of last year, driven by a 5 percent increase in the average revenue per order closed, partly offset by a 3 percent decline in the number of direct title orders closed in our domestic operations. The average revenue per direct title order increased to $3,818, primarily attributable to a shift in the mix from lower premium default transactions to higher premium commercial transactions and an increase in the average revenue per order for purchase transactions. Agent premiums, which are recorded on approximately a one-quarter lag relative to direct premiums, declined 1 percent compared with last year.

Information and other revenues were $241 million during the quarter, down $3 million, or 1 percent, compared with last year. This decline was primarily due to an increase in the capture rate of title premiums from an affiliated title agent, which caused a decline in information and other revenue and a comparable increase in direct premiums and escrow fees.

Investment income was $126 million in the second quarter, down $16 million compared with the same quarter last year. The decline was primarily driven by lower average interest-bearing escrow and tax-deferred property exchange balances, partly offset by higher interest income from the company's warehouse lending business. Net investment gains totaled $6 million in the current quarter, compared with net investment gains of $3 million in the second quarter of 2023. Net investment gains in both periods were primarily attributable to a favorable change in the fair value of marketable equity securities, partly offset by losses recognized on the sale of fixed-income securities.

Personnel costs were $486 million in the second quarter, up $1 million, compared with the same quarter of 2023. The increase in personnel costs was primarily due to higher incentive compensation expense and payroll taxes largely offset by lower employee benefit expenses.

Other operating expenses of $244 million in the current quarter were up $1 million, compared with the second quarter of 2023.

The provision for policy losses and other claims was $35 million in the second quarter, or 3.0 percent of title premiums and escrow fees, down from the 3.5 percent loss provision rate in the prior year. The second quarter rate reflects an ultimate loss rate of 3.75 percent for the current policy year and a net decrease of $9 million in the loss reserve estimate for prior policy years.

Depreciation and amortization expense was $51 million in the second quarter, up $6 million, or 14 percent, compared with the same period last year, due to higher amortization of capitalized software from recently deployed digital settlement products.

Interest expense was $23 million in the current quarter, up $2 million, or 9 percent compared with last year primarily due to higher interest expense in the company's warehouse lending business.

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First American Financial Reports Second Quarter 2024 Results

Pretax income for the Title Insurance and Services segment was $177 million in the second quarter, compared with $186 million in the second quarter of 2023. Pretax margin was 11.7 percent in the current quarter, compared with 12.1 percent last year. Adjusted pretax margin was 11.9 percent in the current period, compared with 12.6 percent last year.

Home Warranty

($ in millions)

	Three Months Ended
	June 30,
	2024	2023
Total revenues	$106.8	$106.5

Income before taxes	$16.5	$14.3
Pretax margin	15.4%	13.4%
Adjusted pretax margin	15.2%	12.9%

Total revenues for the Home Warranty segment were $107 million in the second quarter, unchanged compared with last year. The segment posted pretax income of $17 million this quarter, compared with $14 million last year. The claim loss rate was 45.8 percent in the second quarter, compared with 49.2 percent last year, due to lower claim severity that was partially offset by higher claim frequency. Home Warranty’s pretax margin was 15.4 percent this quarter, compared with 13.4 percent last year. Adjusted pretax margin was 15.2 percent this quarter, compared with 12.9 percent last year.

Corporate

Net investment income was $4 million this quarter, down $4 million from the prior year, primarily attributable to changes in the value of investments associated with the company’s deferred compensation program. This amount was offset by lower personnel expense reflecting returns on the plan participants’ investments.

Net recognized investment losses were $20 million this quarter, compared with gains of $3 million last year. Excluding these net recognized losses and gains, the Corporate pretax loss was $23 million this quarter, compared with a $25 million pretax loss in the second quarter of last year.

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First American Financial Reports Second Quarter 2024 Results

Teleconference/Webcast

First American’s second quarter 2024 results will be discussed in more detail on Thursday, July 25, 2024, at 11 a.m. EDT, via teleconference. The toll-free dial-in number is +1-877-407-8293. Callers from outside the United States may dial +1-201-689-8349.

The live audio webcast of the call will be available on First American’s website at www.firstam.com/investor. An audio replay of the conference call will be available through August 7, 2024, by dialing +1-201-612-7415 and using the conference ID 13747727. An audio archive of the call will also be available on First American’s investor website.

About First American

First American Financial Corporation (NYSE: FAF) is a premier provider of title, settlement and risk solutions for real estate transactions. With its combination of financial strength and stability built over 135 years, innovative proprietary technologies, and unmatched data assets, the company is leading the digital transformation of its industry. First American also provides data products to the title industry and other third parties; valuation products and services; mortgage subservicing; home warranty products; banking, trust and wealth management services; and other related products and services. With total revenue of $6.0 billion in 2023, the company offers its products and services directly and through its agents throughout the United States and abroad. In 2024, First American was named one of the 100 Best Companies to Work For by Great Place to Work® and Fortune Magazine for the ninth consecutive year. The company was named one of the 100 Best Workplaces for Innovators by Fast Company in 2023. More information about the company can be found at www.firstam.com.

Website Disclosure

First American posts information of interest to investors at www.firstam.com/investor. This includes opened and closed title insurance order counts for its U.S. direct title insurance operations, which are posted approximately 10 to 12 days after the end of each month.

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First American Financial Reports Second Quarter 2024 Results

Forward-Looking Statements

Certain statements made in this press release and the related management commentary contain, and responses to investor questions may contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and may contain the words “believe,” “anticipate,” “expect,” “intend,” “plan,” “predict,” “estimate,” “project,” “will be,” “will continue,” “will likely result,” or other similar words and phrases or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” or “could.” These forward-looking statements include, without limitation, statements regarding future operations, performance, financial condition, prospects, plans and strategies. These forward-looking statements are based on current expectations and assumptions that may prove to be incorrect. Risks and uncertainties exist that may cause results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements include, without limitation: interest rate fluctuations; changes in conditions of the real estate markets; volatility in the capital markets; unfavorable economic conditions; impairments in the company’s goodwill or other intangible assets; failures at financial institutions where the company deposits funds; regulatory oversight and changes in applicable laws and government regulations, including privacy and data protection laws; heightened scrutiny by legislators and regulators of the company’s title insurance and services segment and certain other of the company’s businesses; regulation of title insurance rates; limitations on access to public records and other data; climate change, health crises, terrorist attacks, severe weather conditions and other catastrophe events; changes in relationships with large mortgage lenders and government-sponsored enterprises; changes in measures of the strength of the company’s title insurance underwriters, including ratings and statutory capital and surplus; losses in the company’s investment portfolio or venture investment portfolio; material variance between actual and expected claims experience; defalcations, increased claims or other costs and expenses attributable to the company’s use of title agents; any inadequacy in the company’s risk management framework or use of models; systems damage, failures, interruptions, cyberattacks and intrusions, or unauthorized data disclosures; innovation efforts of the company and other industry participants and any related market disruption; errors and fraud involving the transfer of funds; failures to recruit and retain qualified employees; the company’s use of a global workforce; inability of the company to fulfill parent company obligations and/or pay dividends; inability to realize anticipated synergies or produce returns that justify investment in acquired businesses; a reduction in the deposits at the company’s federal savings bank subsidiary; claims of infringement or inability to adequately protect the company’s intellectual property; and other factors described in the company’s quarterly report on Form 10-Q for the quarter ended March 31, 2024, as filed with the Securities and Exchange Commission. The forward-looking statements speak only as of the date they are made. The company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Use of Non-GAAP Financial Measures

This news release and related management commentary contain certain financial measures that are not presented in accordance with generally accepted accounting principles (GAAP), including an adjusted debt to capitalization ratio, personnel and other operating expense ratios, success ratios, net operating revenues; and adjusted revenues, adjusted pretax income, adjusted pretax margin, adjusted net income, and adjusted earnings per share. The company is presenting these non-GAAP financial measures because they provide the company’s management and investors with additional insight into the financial leverage, operational efficiency and performance of the company relative to earlier periods and relative to the company’s competitors. The company does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. In this news release, these non-GAAP financial measures have been presented with, and reconciled to, the most directly comparable GAAP financial measures. Investors should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures.

Media Contact: Marcus Ginnaty Corporate Communications First American Financial Corporation 714-250-3298	Investor Contact: Craig Barberio Investor Relations First American Financial Corporation 714-250-5214

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Summary of Consolidated Financial Results and Selected Information
(in millions, except per share amounts and title orders, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Total revenues	$1,612.3	$1,646.9	$3,036.9	$3,093.0

Income before income taxes	$151.6	$178.1	$209.9	$237.7
Income tax expense	35.2	41.7	46.8	55.3
Net income	116.4	136.4	163.1	182.4
Less: Net income (loss) attributable to noncontrolling interests	0.4	(2.1)	0.4	(2.0)
Net income attributable to the Company	$116.0	$138.5	$162.7	$184.4

Net income per share attributable to stockholders:
Basic	$1.11	$1.33	$1.56	$1.77
Diluted	$1.11	$1.33	$1.56	$1.76

Cash dividends declared per share	$0.53	$0.52	$1.06	$1.04

Weighted average common shares outstanding:
Basic	104.1	104.3	104.1	104.4
Diluted	104.3	104.5	104.4	104.6

Selected Title Insurance Segment Information
Title orders opened(1)	169,600	174,600	325,100	347,200
Title orders closed(1)	124,700	128,300	227,400	234,900
Paid title claims	$45.9	$34.9	$94.0	$77.6

(1) U.S. direct title insurance orders only.

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Selected Consolidated Balance Sheet Information
(in millions, unaudited)

	June 30,	December 31,
	2024	2023
Cash and cash equivalents	$2,048.6	$3,605.3
Investments	7,847.2	7,948.9
Goodwill and other intangible assets, net	1,945.7	1,961.3
Total assets	15,157.3	16,802.8
Reserve for claim losses	1,252.2	1,282.4
Notes and contracts payable	1,399.7	1,393.9
Total stockholders’ equity	$4,813.6	$4,848.1

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Three Months Ended		Title	Home	Corporate
June 30, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$632.7	$533.0	$99.6	$0.1
Agent premiums	616.3	616.3	—	—
Information and other	246.6	240.9	5.8	(0.1)
Net investment income	129.9	125.7	1.1	3.1
Net investment (losses) gains	(13.2)	6.0	0.3	(19.5)
	1,612.3	1,521.9	106.8	(16.4)
Expenses
Personnel costs	509.0	485.6	20.8	2.6
Premiums retained by agents	492.2	492.2	—	—
Other operating expenses	277.0	243.6	21.6	11.8
Provision for policy losses and other claims	79.5	34.5	45.6	(0.6)
Depreciation and amortization	52.1	50.9	1.1	0.1
Premium taxes	15.5	14.3	1.2	(0.0)
Interest	35.4	23.4	—	12.0
	1,460.7	1,344.5	90.3	25.9
Income (loss) before income taxes	$151.6	$177.4	$16.5	$(42.3)

Three Months Ended		Title	Home	Corporate
June 30, 2023	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$615.3	$516.8	$98.5	$0.0
Agent premiums	624.7	624.7	—	—
Information and other	250.3	244.4	5.9	(0.0)
Net investment income	150.3	141.9	1.4	7.0
Net investment gains	6.3	2.9	0.7	2.7
	1,646.9	1,530.7	106.5	9.7
Expenses
Personnel costs	514.5	485.0	20.5	9.0
Premiums retained by agents	496.4	496.4	—	—
Other operating expenses	272.5	243.1	20.9	8.5
Provision for policy losses and other claims	89.5	39.9	48.5	1.1
Depreciation and amortization	46.1	44.8	1.1	0.2
Premium taxes	15.5	14.3	1.2	(0.0)
Interest	34.3	21.5	—	12.8
	1,468.8	1,345.0	92.2	31.6
Income (loss) before income taxes	$178.1	$185.7	$14.3	$(21.9)

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Segment Information
(in millions, unaudited)

Six Months Ended		Title	Home	Corporate
June 30, 2024	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,133.6	$936.2	$197.3	$0.1
Agent premiums	1,180.1	1,180.1	—	—
Information and other	469.6	458.1	11.7	(0.2)
Net investment income	257.8	242.4	2.0	13.4
Net investment (losses) gains	(4.2)	24.9	1.0	(30.1)
	3,036.9	2,841.7	212.0	(16.8)
Expenses
Personnel costs	993.9	938.1	40.6	15.2
Premiums retained by agents	940.0	940.0	—	—
Other operating expenses	542.8	477.3	43.7	21.8
Provision for policy losses and other claims	149.0	63.5	86.3	(0.8)
Depreciation and amortization	102.2	99.7	2.4	0.1
Premium taxes	29.4	27.2	2.2	(0.0)
Interest	69.7	45.8	—	23.9
	2,827.0	2,591.6	175.2	60.2
Income (loss) before income taxes	$209.9	$250.1	$36.8	$(77.0)

Six Months Ended		Title	Home	Corporate
June 30, 2023	Consolidated	Insurance	Warranty	(incl. Elims.)
Revenues
Direct premiums and escrow fees	$1,117.5	$922.4	$195.1	$0.0
Agent premiums	1,215.1	1,215.1	—	—
Information and other	477.2	465.9	11.4	(0.1)
Net investment income	284.3	266.5	2.8	15.0
Net investment (losses) gains	(1.1)	9.4	0.9	(11.4)
	3,093.0	2,879.3	210.2	3.5
Expenses
Personnel costs	1,002.1	943.8	39.7	18.6
Premiums retained by agents	965.4	965.4	—	—
Other operating expenses	531.0	467.2	41.5	22.3
Provision for policy losses and other claims	171.8	74.8	94.2	2.8
Depreciation and amortization	91.6	89.0	2.4	0.2
Premium taxes	30.0	27.8	2.2	(0.0)
Interest	63.4	37.4	—	26.0
	2,855.3	2,605.4	180.0	69.9
Income (loss) before income taxes	$237.7	$273.9	$30.2	$(66.4)

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions, except margin and per share amounts, unaudited)
Consolidated

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023

Total revenues	$1,612.3	$1,646.9	$3,036.9	$3,093.0
Non-GAAP adjustments:
Less: Net investment (losses) gains	(13.2)	6.3	(4.2)	(1.1)
Adjusted total revenues	$1,625.5	$1,640.6	$3,041.1	$3,094.1

Pretax income	$151.6	$178.1	$209.9	$237.7
Non-GAAP adjustments:
Less: Net investment (losses) gains	(13.2)	6.3	(4.2)	(1.1)
Plus: Purchase-related intangible amortization	8.4	9.4	17.7	19.3
Adjusted pretax income	$173.2	$181.2	$231.8	$258.1

Pretax margin	9.4%	10.8%	6.9%	7.7%
Non-GAAP adjustments:
Less: Net investment (losses) gains	(0.7)%	0.3%	(0.1)%	(0.0)%
Plus: Purchase-related intangible amortization	0.6%	0.5%	0.6%	0.6%
Adjusted pretax margin	10.7%	11.0%	7.6%	8.3%

Net income	$116.0	$138.5	$162.7	$184.4
Non-GAAP adjustments, net of tax:
Less: Net investment (losses) gains	(10.1)	4.8	(3.3)	(0.8)
Plus: Purchase-related intangible amortization	6.4	7.2	13.8	14.8
Adjusted net income	$132.5	$140.9	$179.8	$200.0

Earnings per diluted share (EPS)	$1.11	$1.33	$1.56	$1.76
Non-GAAP adjustments, net of tax:
Less: Net investment (losses) gains	(0.10)	0.05	(0.03)	(0.01)
Plus: Purchase-related intangible amortization	0.06	0.07	0.13	0.14
Adjusted EPS	$1.27	$1.35	$1.72	$1.91

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Reconciliation of Non-GAAP Financial Measures
(in millions except margin, unaudited)
By Segment

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Title Insurance and Services Segment
Total revenues	$1,521.9	$1,530.7	$2,841.7	$2,879.3
Non-GAAP adjustments:
Less: Net investment gains	6.0	2.9	24.9	9.4
Adjusted total revenues	$1,515.9	$1,527.8	$2,816.8	$2,869.9

Pretax income	$177.4	$185.7	$250.1	$273.9
Non-GAAP adjustments:
Less: Net investment gains	6.0	2.9	24.9	9.4
Plus: Purchase-related intangible amortization	8.4	9.3	17.6	19.2
Adjusted pretax income	$179.8	$192.1	$242.8	$283.7

Pretax margin	11.7%	12.1%	8.8%	9.5%
Non-GAAP adjustments:
Less: Net investment gains	0.4%	0.1%	0.8%	0.3%
Plus: Purchase-related intangible amortization	0.6%	0.6%	0.6%	0.7%
Adjusted pretax margin	11.9%	12.6%	8.6%	9.9%

Home Warranty Segment
Total revenues	$106.8	$106.5	$212.0	$210.2
Non-GAAP adjustments:
Less: Net investment gains	0.3	0.7	1.0	0.9
Adjusted total revenues	$106.5	$105.8	$211.0	$209.3

Pretax income	$16.5	$14.3	$36.8	$30.2
Non-GAAP adjustments:
Less: Net investment gains	0.3	0.7	1.0	0.9
Adjusted pretax income	$16.2	$13.6	$35.8	$29.3

Pretax margin	15.4%	13.4%	17.4%	14.4%
Non-GAAP adjustments:
Less: Net investment gains	0.2%	0.5%	0.4%	0.4%
Adjusted pretax margin	15.2%	12.9%	17.0%	14.0%

Purchase-related intangible amortization includes amortization of noncompete agreements, customer relationships, and trademarks acquired in business combinations.

Totals may not sum due to rounding.

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Expense and Success Ratio Reconciliation
Title Insurance and Services Segment
($ in millions, unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
Total revenues	$1,521.9	$1,530.7	$2,841.7	$2,879.3
Less: Net investment gains	6.0	2.9	24.9	9.4
Net investment income	125.7	141.9	242.4	266.5
Premiums retained by agents	492.2	496.4	940.0	965.4
Net operating revenues	$898.0	$889.5	$1,634.4	$1,638.0

Personnel and other operating expenses	$729.2	$728.1	$1,415.4	$1,411.0
Ratio (% net operating revenues)	81.2%	81.9%	86.6%	86.1%
Ratio (% total revenues)	47.9%	47.6%	49.8%	49.0%

Change in net operating revenues	$8.5		$(3.6)
Change in personnel and other operating expenses	1.1		4.4
Success Ratio(1)	13%		-122%

(1) Change in personnel and other operating expenses divided by change in net operating revenues.

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First American Financial Reports Second Quarter 2024 Results

First American Financial Corporation
Supplemental Direct Title Insurance Order Information(1)
(unaudited)

	Q224	Q124	Q423	Q323	Q223
Open Orders per Day
Purchase	1,592	1,498	1,105	1,461	1,584
Refinance	378	332	325	356	355
Refinance as % of residential orders	19%	18%	23%	20%	18%
Commercial	395	416	349	399	402
Default and other	286	263	231	280	387
Total open orders per day	2,650	2,508	2,010	2,497	2,728

Closed Orders per Day
Purchase	1,177	939	930	1,141	1,171
Refinance	265	240	221	280	279
Refinance as % of residential orders	18%	20%	19%	20%	19%
Commercial	236	231	252	236	239
Default and other	271	247	219	249	315
Total closed orders per day	1,948	1,656	1,623	1,905	2,005

Average Revenue per Order (ARPO)(2)
Purchase	$3,605	$3,360	$3,421	$3,474	$3,472
Refinance	1,206	1,151	1,284	1,227	1,258
Commercial	11,720	9,989	11,001	10,763	11,614
Default and other	433	363	421	469	314

Total ARPO	$3,818	$3,516	$3,899	$3,653	$3,640

Business Days	64	62	62	63	64

(1) U.S. operations only.
(2) Average revenue per order (ARPO) defined as direct premiums and escrow fees divided by closed title orders.

Totals may not sum due to rounding.

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